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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report :  September 20, 2005.

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26110	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4480 Cote de Liesse Suite 355 Montreal, Quebec, Canada	H4N 2R1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-5552

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

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ITEM  7.01  Regulation FD Disclosure

Appointment of Dr. Jean-Marie Dupuy as CEO

and

Nomination to the Board of Directors of Viropro, Inc.

A major upturn to boost Company’s expansion

(Montreal, September 20th, 2005) – Mr. Richard Lee, President and Chairman of the Board of Directors of Viropro, Inc. (VPRO: OTCBB) is pleased to announce the appointment of Dr Jean-Marie Dupuy as CEO of the Company and its wholly owned subsidiary: Viropro Canada Inc.  Dr. Dupuy retains the title of President & CEO of Viropro Pharma Inc. Dr Dupuy has also accepted the nomination to the Board of Directors.

These major appointments are part of the new business strategy which should allow for improved management and permit the Company to accelerate the international development of its primary businesses: bio-generics and nutraceutics.

The Company extends its thanks and gratitude to the former President of Viropro Canada who retires from his duty and who has been particularly active in the foundation of the company and the setting up of the innovating business model.

Dr Jean-Marie Dupuy, CEO, stated: “I am very happy to assume this new responsibility within Viropro and have the firm intention, together with the management team and scientific team, to rapidly bring strategic business changes beneficial and profitable to our partners and shareholders which reflects the initial mission of the Company”.

The nomination to the Board is subject to shareholder approval, and ratification of the shareholders to expand the Board to three positions. Mr. Lee will resign as President of the Company, but will remain as Chairman. An external nominee is expected to be named before September 30th 2005.

About Dr. Jean-Marie Dupuy: He is a renowned expert in biotechnology with major contributions in the areas of project development, research and clinical implementation for several pharmaceutical and biotech companies. Dr Dupuy was previously Vice-President, Medical & Regulatory Affairs at Immuno-designed Molecules Company; Project Director, Immunology / Oncology Programs at Wyeth Ayerst; and Medical Director at Pasteur Mérieux Connaught. Prior to joining the Pharmaceutical Industry, Dr. Dupuy held several academic positions in Canada and France. In Canada, he was Director of Clinical Immunology, Montreal Children's Hospital and Director of the Immunology Research Center, Armand Frappier Institute, Montreal. In France, he held the post of Deputy Director of the Department of Paediatric Liver Diseases, Bicêtre Children’s Hospital, Paris and head of The Immunology and Virology Research Centre.  Dr Dupuy has conducted intensive clinical & research activities in Paediatrics, Immunology, Virology and Vaccines. He is author and co-author of more than 240 scientific and medical articles, books and publications.He received his post-doctoral training in Minneapolis.

About Viropro, Inc.

Viropro, Inc. (VPRO:OTCBB) which conducts business through its operating subsidiary Viropro Pharma Inc. headquartered in Montreal, Canada is rapidly establishing a growth portfolio in the Life Sciences market through strategic alliances and revenue-producing acquisitions with the potential for continued shareholder value.

For more information on Viropro Pharma Inc., please visit our website on www.viropropharma.com.

Viropro, Inc.'s Safe Harbor Statement

Except for any historic information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, which are subject to section 27A of the Securities Act of 1933 and section 21E of the Exchange Act of 1934, and are subject to safe harbor created by these sections. Any statements that express or involve discussions with respect to predictions, beliefs, plans, projections, objectives, goals, assumptions of future events or performances are not statements of historical fact and may be "forward looking statements". Forward looking statements in this release may be identified through the use of such words as "expects", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements, which involve numerous risks and uncertainties, including the Company's ability to market its products and services in a competitive environment as well as other factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  September 20, 2005.

VIROPRO, INC.

/s/ Richard Lee

_______________________________

Richard Lee, Sole Director and Officer

(acts as chief executive officer and principal accounting officer)